Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Legg Mason Partners New Jersey Municipals Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated May 24, 2006, for Legg Mason Partners New Jersey Municipals Fund, Inc., as of March 31, 2006 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

July 26, 2006